Exhibit 99.1

Meta Materials Announces Favorable Ruling in Securities Class Action Lawsuit

Halifax, NS /ACCESSWIRE / October 2, 2023 /Meta Materials, Inc. (the “Company” or “META”) (Nasdaq: MMAT), a global leader in advanced materials and nanotechnology, today announced the U.S. District Court for the Eastern District of New York has granted the Company's motion to dismiss the securities class action lawsuit previously disclosed. The court ruled that the complaint fails to plead any false statements, material omissions, or a strong inference of fraudulent intent by META or the other named defendants. The court’s order dismisses all claims against all defendants, including META.

The lawsuit, initially filed in January 2022, consolidated two separate class action lawsuits primarily stemming from a short-seller report and statements related to META's business and its proposed combination with Torchlight Energy Resources, Inc. The court's decision dismisses these allegations.

“We appreciate the court's thorough examination of the complaint and the Company’s motion. Our priority remains serving our shareholders and continuing our work in the field of advanced materials and nanotechnology towards developing solutions that make a difference in people’s lives.” said George Palikaras, President and CEO of Meta Materials. “We are deeply appreciative of the trust, patience and support our shareholders, customers and partners have demonstrated throughout this process."

The court has not yet entered a judgment in favor of the defendants. Plaintiff might seek leave from the court to file an amended complaint and/or appeal the court’s decision. Investors and shareholders can access a copy with further details in the Company's Form 8-K, which the Company filed with the SEC on October 2, 2023.

About Meta Materials Inc.

Meta Materials Inc. (META) is an advanced materials and nanotechnology company. We develop new products and technologies using innovative sustainable science. Advanced materials can improve everyday products that surround us, making them smarter and more sustainable. META® technology platforms enable global brands to develop new products to improve performance for customers in aerospace and defense, consumer electronics, 5G communications, batteries, authentication, automotive and clean energy. Learn more at www.metamaterial.com.

Media Inquiries

Rob Stone
Vice President, Corporate Development and Communications
Meta Materials Inc.

media@metamaterial.com

Investor Contact

Mark Komonoski
Senior Vice President
Integrous Communications
Phone: 1-877-255-8483
Email: ir@metamaterial.com

60 Highfield Park Drive I Suite 102 I Dartmouth I Nova Scotia I B3A 4R9 I Canada I NASDAQ: MMAT I metamaterial.com

Forward Looking Information

This press release includes forward-looking information or statements within the meaning of Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, regarding the Company, which may include, but are not limited to, statements with respect to the Company’s product development, the court’s order dismissing the securities class action complaint, and the potential next steps in the litigation following the court’s order. Often but not always, forward-looking information can be identified by the use of words such as “pursuing”, “potential”, “predicts”, “projects”, “seeks”, “plans”, “expect”, “intends”, “anticipated”, “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may”, “might”, “could”, “should”, “would” or “will” be taken, occur or be achieved. Such statements are based on the current expectations and views of future events of the management of the Company and are based on assumptions and subject to risks and uncertainties. Although the management of the Company believes that the assumptions underlying these statements are reasonable, they may prove to be incorrect. The forward-looking events and circumstances discussed in this release may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company. In particular, the securities class action plaintiffs could move for leave to file an amended complaint, the court could grant plaintiffs’ motion for leave to file an amended complaint, and once filed, the court could deny a subsequent motion to dismiss that amended complaint. Once judgment is entered, the plaintiffs in the securities class action could appeal. More details about these and other risks that may impact the Company’s businesses are described under the heading “Forward-Looking Information” and under the heading “Risk Factors” in the Company’s Form 10-K filed with the SEC on March 23, 2023, in the Company’s Form 10-K/A filed with the SEC on March 24, 2023, in the Company’s Form 10-Q filed with the SEC on August 9, 2023, and in subsequent filings made by Meta Materials with the SEC, which are available on SEC’s website at www.sec.gov. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Accordingly, readers should not place undue reliance on any forward-looking statements or information. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by law.